EXHIBIT 3.1

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         OCEANEERING INTERNATIONAL, INC.
                             A DELAWARE CORPORATION
















                            ADOPTED NOVEMBER 12, 1999
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                                      INDEX

PAGE
ARTICLE I............................................................1
        OFFICES......................................................1
ARTICLE II...........................................................1
        MEETING OF THE STOCKHOLDERS..................................1
ARTICLE III..........................................................5
        DIRECTORS....................................................5
        MEETING OF THE BOARD OF DIRECTORS............................8
        COMMITTEES OF DIRECTORS.....................................11
        COMPENSATION OF DIRECTORS...................................12
ARTICLE IV..........................................................13
NOTICES.............................................................13
ARTICLE V...........................................................13
        OFFICERS....................................................13
        CHAIRMAN OF THE BOARD.......................................14
        THE CHIEF EXECUTIVE OFFICER AND PRESIDENT...................15
        THE CHIEF OPERATING OFFICER.................................15
        THE VICE PRESIDENTS.........................................16
        THE SECRETARY AND ASSISTANT SECRETARIES.....................16
        THE TREASURER AND ASSISTANT TREASURERS......................17
ARTICLE VI..........................................................17
        CERTIFICATES OF STOCK.......................................17
        LOST CERTIFICATES...........................................18
        TRANSFERS OF STOCK..........................................18
        FIXING RECORD DATE..........................................19
        REGISTERED STOCKHOLDERS.....................................19
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ARTICLE VII.........................................................20
        GENERAL PROVISIONS..........................................20
        CONTRACTS AND OTHER WRITTEN INSTRUMENTS.....................20
        DIVIDENDS...................................................20
        ANNUAL REPORT...............................................20
        CHECKS......................................................21
        FISCAL YEAR.................................................21
        SEAL........................................................21
ARTICLE VIII........................................................21
        AMENDMENTS..................................................21
ARTICLE IX..........................................................22
        INDEMNIFICATION OF DIRECTORS AND OFFICERS...................22
EXHIBIT "A" - COMMITTEES............................................25
EXHIBIT "B" - NOMINATING COMMITTEE..................................26
EXHIBIT "C" - COMPENSATION COMMITTEE................................27
EXHIBIT "D" - AUDIT COMMITTEE.......................................28
EXHIBIT "E" - FINANCE COMMITTEE.....................................29
EXHIBIT "F" - STRATEGIC PLANNING COMMITTEE..........................30
EXHIBIT "G" - EXECUTIVE COMMITTEE...................................31
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                         OCEANEERING INTERNATIONAL, INC.
                                     BY-LAWS

                                    ARTICLE I
                                     OFFICES
        SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        SECTION 2. The corporation may also have such other offices within and without the State of Delaware as have heretofore been established or may hereafter be established by or with the authority of the Board of Directors. The administrative office shall be located at 11911 FM 529, Houston, Texas 77041.

                                   ARTICLE II
                           MEETING OF THE STOCKHOLDERS
      SECTION 1. All meetings of the stockholders, unless otherwise determined by the Board of Directors, shall be held in the City of Houston, State of Texas, at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings may be held within or without the State of Delaware.

      SECTION 2. The regular annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which meetings the stockholders shall elect by a plurality vote, the Class of Directors whose term expires at such meeting, and transact such other business as may be properly brought before the meeting.

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      SECTION 3. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days before the date of the meeting.

      SECTION 4. The Secretary or an Assistant Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 5. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, by the Chief Executive Officer or by the Board of Directors.

      SECTION 6. In the case of special meetings of the stockholders, written or printed notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 days, nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

      SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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      SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      SECTION 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by each stockholder, but no proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the

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stockholders who would have been entitled to vote upon the action of such meeting were held shall consent in writing to such corporate action being taken, or if a consent in writing, setting forth the action to be taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      SECTION 12. Subject to the provisions of the next Section in this Article II and Section 2 of Article III, the items of business at each regular annual meeting of stockholders shall include the following:

            (a)  Ascertainment of quorum.
            (b)  Proof of due notice of meeting.
            (c)  Reports of officers and committees.
            (d)  Unfinished business.
            (e)  New business.
            (f)   Election of Directors.
            (g)  Adjournment.

      SECTION 13. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder's

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notice must be received at the principal executive offices of the corporation, not less than 120 days before the date of the corporation"s proxy statement released to stockholders in connection with the previous year"s annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III
                                    DIRECTORS

      SECTION 1. The number of Directors of the corporation (exclusive of Directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than twelve, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, and such exact number shall be eight until otherwise determined by resolution adopted by the affirmative vote of a majority of the whole Board of Directors. As used in these by-laws, the term "whole Board" means the total number of Directors which the corporation would have if there were no vacancies.

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The Board of Directors (exclusive of Directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be divided into three classes, Class I, Class II, Class III, which shall be nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1984; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1985; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1986.

      SECTION 2. Vacancies and newly created Directorships resulting from any increase in the number of Directors, may, except as otherwise required by law, be filled only by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by Statute. No decrease in the number of Directors shall shorten the term of any incumbent Director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the corporation, the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2. Such

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nominations, other than those made by or at the direction of the Board of
Directors, shall be made pursuant to timely notice in writing to the secretary. To be timely, a stockholder's notice shall be received at the principal executive offices of the corporation not less than 120 days before the date of the corporation"s proxy statement released to stockholders in connection with the previous year"s annual meeting. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this
Section 2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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      SECTION 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                        MEETING OF THE BOARD OF DIRECTORS

      SECTION 4. REMOVAL. A member of the Board of Directors may be removed by the stockholders of the corporation only for cause. Any such removal for cause shall be at a special meeting of stockholders called for such purpose. The vote of the holders of shares conferring 80% of the total votes of all shares of capital stock of the corporation voting as a single class shall be necessary to remove a Director. For purposes of this Section 4, cause for removal shall exist only if a Director shall have been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefore shall be permitted under applicable law.

      No proposal by a stockholder to remove a Director of the corporation shall be voted upon at a meeting of stockholders unless, at least 120 days before the date of the corporation"s proxy statement released to stockholders in connection with the previous year"s annual meeting, such stockholder shall have delivered in writing to the Secretary of the corporation (1) notice of such proposal, (2) a statement of the grounds on which such Director is proposed to be removed, (3) evidence, reasonably satisfactory to the Secretary of the corporation, of such stockholder's status as such and of the number of shares of each class of the capital stock of the corporation beneficially owned by such stockholder, (4) a list of the names of other beneficial owners of shares of the capital stock of the corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the corporation beneficially owned by each

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such beneficial owner, and (5) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the corporation (excluding the Director proposed to be removed), to the effect that, if adopted at a duly called special meeting of the stockholders of the corporation by the vote of the holders of shares conferring 80% of the total votes of all shares of the capital stock of the corporation voting as single class, such removal would not be in conflict with the laws of the State of Delaware, the certificate of incorporation of the corporation, or these by-laws. Within 30 days after such stockholder shall have delivered the foregoing to the Secretary of the corporation, the Secretary and the Board of Directors of the corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the corporation determines that the items to be ruled upon by them, respectively, as provided above are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the corporation at such meeting of stockholders.

      Notwithstanding the foregoing, and without limiting the ability of the Board of Directors as provided by applicable law to declare vacant the position of a Director on the Board of Directors, if a member of the Board of Directors has been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefrom is permitted under applicable law, the other Directors then in office, by unanimous vote, may declare the position occupied by such Director vacant, and such other Directors may fill such vacancy as provided in Section 2 of this Article III of these by-laws.

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      SECTION 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      SECTION 6. A regular meeting of the Board of Directors shall be held immediately after the annual election of Directors in each year, provided a quorum for such meeting can be obtained and thereafter regular meetings of the Board of Directors shall be held at such time and places as may be fixed by resolution of the Board. No notice need be given of any regular meeting of the Board.

      SECTION 7. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on two (2) days notice to each Director, either personally or by facsimile, telex or telegram or other similar immediate electronic transmission methods. Special meetings of the Board may be called by the Chairman of the Board, or the Chief Executive Officer, or the Secretary in like manner and on like notice on the prior written request of two Directors. Notwithstanding the foregoing provisions of this Section 6, notice of such special meetings may be given by mail, addressed and given in the manner specified in Section 1, Article IV, provided that such notice is given at least seven (7) days prior to the day set for such special meeting.

      SECTION 8. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        SECTION 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of

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the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        SECTION 10. The items of business at each regular meeting of the Board of Directors shall include the following:

        (a) Submission of an action on minutes of any previous meeting or meetings which have not been signed by all the Directors.
        (b) Report of officers and employees.
        (c) Report of committees.
        (d) Unfinished business.
        (e) New business.
        (f) Adjournment.

                             COMMITTEES OF DIRECTORS

      SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in

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reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Any action taken by any committee shall be promptly reported to the Board as a whole for information and review and any action taken within the course and scope of its authority shall be binding on the corporation.

      SECTION 12. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors as a whole.

      SECTION 13. The Board committees listed in Exhibit A are designated initially by the Board of Directors, with the responsibilities set forth or referred to therein.

                            COMPENSATION OF DIRECTORS

      SECTION 14. The Directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and committees thereof, and non-management Directors shall be paid such sums, retainers and fees as may be fixed from time to time by resolution of the Board of Directors for attending and performing services in connection with meetings of the Board and committees thereof. No such payment shall preclude any Director from serving the corporation in any other capacity or in receiving compensation therefor. Non-management Directors who are members of special or standing committees shall be allowed compensation for attending committee meetings.

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                                   ARTICLE IV
                                     NOTICES

      SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given personally or by facsimile, telex or telegram, or other similar immediate electronic transmission methods.

        SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

      SECTION 1. The officers of the corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, (any of whom may be designated as Executive Vice President, Senior Vice President, or otherwise at the discretion of the Board), a Secretary and a Treasurer. The Board of Directors may also elect one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, except the Chairman of the Board or the President shall not also hold the office of Secretary.

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      SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect officers of the corporation.

      SECTION 3. The Board of Directors may elect such other officers and appoint agents as it shall deem necessary who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      SECTION 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

      SECTION 5. The officers of the corporation shall hold office from the date of election thereto until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are elected and qualify. Any officer elected or agent appointed by the Board of Directors may be removed at any time by the Chief Executive Officer or by the affirmative vote of a majority of the Board of Directors, except for the Chairman of the Board who may be removed at any time only by the affirmative vote of a majority of the Board of Directors. The Chief Executive Officer is expected to notify the Board as soon as practical following his removal of any other officer or agent of the corporation appointed by the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

      SECTION 6. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present, except at his request another officer may preside during the whole or any part of any such meeting. The Chairman of the Board shall have other duties as may from time to time be prescribed by the Board of Directors or as may be determined by agreement between the Chairman of the Board and the Chief Executive

                                      -14-
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Officer not in conflict with these by-laws. The Chairman of the Board shall preside at all meetings of the stockholders.

                    THE CHIEF EXECUTIVE OFFICER AND PRESIDENT

      SECTION 7. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of Board of Directors at which he is present. The Chief Executive Officer of the corporation shall exercise general supervision and direction over the conduct of its business and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer or President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the corporation. The Chief Executive Officer may also be the President of the corporation.

                           THE CHIEF OPERATING OFFICER

      SECTION 8. In the case of the absence, disability or refusal to act on the part of both the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall have the powers and perform the duties of the Chief Executive Officer. The Chief Operating Officer shall be the President or an Executive Vice President of the corporation and, as such, shall be responsible to the Chief Executive Officer for the conduct of the corporation's normal business activities. The Chief Operating Officer shall also have such other powers and duties as are set forth in these by-laws or as may from time to time be prescribed by the Board of Directors or by the Chief Executive Officer not in conflict with these by-laws.

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                               THE VICE PRESIDENTS

      SECTION 9. Each Vice President shall familiarize himself with the affairs of the corporation. In the case of absence, disability or refusal to act on the part of all of the Chairman of the Board, the Chief Executive Officer ,President, and Chief Operating Officer, a Vice President designated by the Board of Directors shall have the powers and perform the duties of the President. The Vice Presidents shall also have such other powers and duties as are set forth in these by-laws or as may from time to time be prescribed by the Board of Directors or by the Chief Executive Officer not in conflict with these by-laws.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      SECTION 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      SECTION 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or

                                      -16-
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in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      SECTION 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      SECTION 13. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

      SECTION 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

      SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman or the President or

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a Vice President and the Treasurer or Assistant Treasurer or the Secretary or an
Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation.

      SECTION 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

      SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

      SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to

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fissue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

        SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

      SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                   ARTICLE VII
                               GENERAL PROVISIONS
                     CONTRACTS AND OTHER WRITTEN INSTRUMENTS

      SECTION 1. Contracts and other written instruments shall be signed by the Chief Executive Officer or President or a Vice President or by any other officer or employee of the corporation authorized or required to sign them. The Chief Executive Officer or President or any Vice President may in the absence or disability of the Treasurer, endorse checks, drafts, and other instruments for deposit or collection.

                                    DIVIDENDS

      SECTION 2. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      SECTION 3. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in which it was created.
                                  ANNUAL REPORT

      SECTION 4. The Board of Directors of the corporation shall cause an annual report to be sent to the stockholders not later than one hundred eighty (180) days after the close of the fiscal year in compliance with the provisions of applicable law.

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
                                     CHECKS

      SECTION 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

      SECTION 6. The fiscal year of the corporation shall end March 31.

                                      SEAL

      SECTION 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                   AMENDMENTS

      SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alternation, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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                                   ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 1. (a) The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or other interests or which it is a creditor, against any expenses and costs, including, but not limited to, legal and accounting fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnification shall be made to any such person who is adjudged in such action, suit or proceeding to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect

                                      -22-
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to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (c) The determination that any person is entitled to indemnification under subsection (a) shall be made (i) by a majority vote of a quorum of the Board of Directors consisting of Directors who were not parties to such action, suit or proceeding, or (ii) upon the written opinion of independent legal counsel requested by the Board of Directors, or (iii) by the stockholders of the corporation.

      SECTION 2. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the corporation to such person in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized by these by-laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      SECTION 3. The indemnification and advancement of expenses provided by or granted pursuant to these by-laws shall not be deemed exclusive of any other right to indemnification and advancement of expenses to which such persons may be entitled under any law, charter or by-law of the corporation, agreement, vote of the stockholders or disinterested Directors or otherwise, whether as to action taken in his official capacity or as to action in any other capacity while holding such office, and such indemnification and advancement of expenses shall continue and inure to the benefit of persons who have ceased to be a Director, officer, employee or agent, and the heirs, executors and administrators of such a person.

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
      SECTION 4. The Board of Directors may from time to time in behalf of the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this by-law.

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                                  B Y - L A W S
                                   EXHIBIT "A"
                                   COMMITTEES

        Per ARTICLE III, SECTION 12 the following committees are designated by the Board with the committee authority and responsibility specified on the additional exhibit indicated opposite the name of the committee. Members of the Audit Committee shall be non-management Board Members. The membership and composition of the committees shall be as designated by the Board from time to time.

        Nominating Committee                 Exhibit B
        Compensation Committee               Exhibit C
        Audit Committee                      Exhibit D
        Finance Committee                    Exhibit E
        Strategic Planning Committee         Exhibit F
        Executive Committee                  Exhibit G

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
                                  B Y - L A W S
                                   EXHIBIT "B"
                              NOMINATING COMMITTEE


      Responsibilities:
1.    Recommending to full Board of Directors nominees to fill Board vacancies.
2. Receiving and evaluating stockholder recommendations for nominees to fill Board vacancies.
3. Recommending to full Board of Directors candidates for membership of the committees of the Board.
4. Recommending to the full Board of Directors a director to serve as Chairman of the Board of Directors.

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
                                  B Y - L A W S
                                   EXHIBIT "C"
                             COMPENSATION COMMITTEE
Responsibilities:
1.    SALARIES OF OII OFFICERS

        - Chief Executive Office ("CEO") recommends, Compensation Committee ("CC") approves entry salary for all officers (except CEO).

        - CEO recommends, CC approves changes to salaries for all officers (except CEO).

        - CC recommends, Board approves successor to CEO and entry salary when a vacancy occurs; and changes to salary of CEO.

        - CC recommends, Board approves entry salary and changes to salary of Chairman of the Board.

2.    BONUS PLANS

        -   CC recommends, Board approves bonus award plans.

        - CEO recommends, CC approves bonus awards to all officers within parameters of approved plans.

3.    STOCK AWARDS

        - CC recommends, Board approves stock option and stock award plans which require shareholder approval.

        - CEO recommends, CC approves grants of stock options and restrictive stock to all recipients.

4.    SENIOR EXECUTIVE SEVERANCE AGREEMENTS

        - CC recommends, Board approves participants and terms of Senior Executive Severance Agreements.

5. OTHER COMPENSATION PLANS IN WHICH OFFICERS AND DIRECTORS ARE ELIGIBLE TO PARTICIPATE

        -   CC recommends, Board approves adoption of plans.

        - CEO recommends, CC approves participant changes within parameters of approved plans.

        -   Chief Financial Officer administers plans as provided in the plans.

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                                  B Y - L A W S

                                   EXHIBIT "D"

                                 AUDIT COMMITTEE

Responsibilities:

1. Recommending to the full Board and to the stockholders the particular persons or firm to be employed by the corporation as its independent auditors.
2. To consult with the persons so chosen to be the independent auditors with regard to the plan of audit.
3. To review, in consultation with the independent auditors, their report of audit, and the accompanying management letter.
4. To consult with the independent auditors, periodically out of the presence of management, with regard to the adequacy of internal controls.
5.    To consult periodically with internal auditors.

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                                  B Y - L A W S
                                   EXHIBIT "E"
                                FINANCE COMMITTEE

Responsibilities:

1. Review and approve the corporation's cash management and cash investment strategies.
2. Review and approve authorizations for expenditures of $100,000 - $750,000 when approval cannot await the next scheduled regular Board meeting.

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                                  B Y - L A W S
                                   EXHIBIT "F"
                          STRATEGIC PLANNING COMMITTEE

Responsibilities:

1. Meeting at least annually to develop, in concert with senior management, the corporate strategy of the corporation.

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                                  B Y - L A W S
                                   EXHIBIT "G"
                               EXECUTIVE COMMITTEE

Responsibilities:

1. Monitoring the performance of the corporation by meeting once a month with the Chief Executive Officer (except for months during which the full Board meets) to review the progress of the corporation;

2.    Aiding the Chief Executive Officer in the direction of the corporation;
      and

3. Acting on such other matters as the full Board may specifically assign to it from time to time.

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